UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 19, 2008
Handleman Company

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On March 19, 2008, the NYSE Euronext, Inc. (“NYSE”) notified Handleman Company (“Handleman”) of its non-compliance with the NYSE’s continued listing standards and that pending delisting, NYSE would suspend the trading of Handleman’s Common Stock prior to the market opening on Tuesday, March 25, 2008. NYSE’s determination resulted from Handleman’s average market capitalization over a consecutive thirty trading day period being below the NYSE minimum quantitative continued listing criteria of $25 million. Handleman anticipates that its Common Stock will be quoted on the Pink Sheet Electronic Quotation Service promptly after NYSE delists Handleman’s Common Stock. (See Handleman Company’s Press Release regarding its delisting from NYSE Euronext, Inc. dated March 19, 2008, Exhibit 99.1).
Forward-Looking Statements:
This Form 8-K may contain forward-looking statements that are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Forward-Looking Statements” section in Handleman Company’s 2007 Form 10-K (which sections are incorporated by reference herein) and in conjunction with other SEC reports filed by Handleman that disclose other factors that may cause Handleman’s actual results to differ materially. Handleman expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.
Section 9 Financial Statement and Exhibits
     Item 9.01. Financial Statements and Exhibits

Exhibit Number	Exhibit Name

99.1	Handleman Company’s Press Release regarding its delisting from NYSE Euronext, Inc. dated March 19, 2008

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY
Date: March 20, 2008	By:	/s/ Angelique Strong Marks
	Name:	Angelique Strong Marks
	Title:	Vice President and General Counsel

INDEX TO EXHIBITS

99.1	Handleman Company’s Press Release regarding its delisting from NYSE Euronext, Inc. dated March 19, 2008